UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ATN International, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! ATN INTERNATIONAL, INC.2023 Annual Meeting Vote by June 5, 2023 11:59 PM ETATN INTERNATIONAL, INC. 500 CUMMINGS CENTER, SUITE 2450 BEVERLY, MA 01915V07319-P86089You invested in ATN INTERNATIONAL, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 6, 2023. Get informed before you vote View the Proxy Statement, Letter to Stockholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 23, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.For complete information and to vote, visit www.ProxyVote.com Control #Smartphone users Point your camera here and vote without entering a control numberVote in Person at the Meeting* June 6, 2023 9:00 a.m., ET500 Cummings Center, Suite 2450 Beverly, MA 01915*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.V1.1

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect the following seven (7) directors to serve on the Board of Directors of the Company until their successors are elected and qualified or their earlier death, resignation or removal: **Nominees:**	
1a.	Bernard J. Bulkin	For
1b.	Richard J. Ganong	For
1c.	April V. Henry	For
1d.	Derek Hudson	For
1e.	Patricia Jacobs	For
1f.	Pamela F. Lenehan	For
1g.	Michael T. Prior	For
2.	To approve the adoption of the Company's 2023 Equity Compensation Plan and the reservation of 1,400,000 shares of Company common stock for issuance therewith.	For
3.	To hold an advisory vote (known as a "Say on Pay" vote) on the compensation of the Company's named executive officers.	For
4.	To hold an advisory vote (known as a "Say When on Pay" vote) on the frequency of future advisory votes on the compensation of our named executive officers.	3 Years
5.	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2023.	For

NOTE: In their discretion, the Proxies are authorized to vote upon such other further business, if any, as may properly come before the meeting or any adjournment or postponement thereof.

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V07320-P86089